1

Privileged and Confidential

MEMORANDUM

To:   UBS AG

From:   Daisuke Tanimoto
  Mina Obu
  Anderson Mori & Tomotsune

Re:   Advice on legal issues regarding access to books and records and on - site inspections by the SEC to UBS Securities Japan Co., Ltd.

Date:   October   19, 2021

This memorandum addresses your queries regarding the issues that may arise in connection with the potential inspection of UBS Securities Japan Co., Ltd. (“ USJ ”) by the United States ( US ) Securities
and Exchange Commission ( SEC
) in Japan.

1.

BACKGROUND AND ASSUMPTIONS

1.1

We

understand that UBS AG (
UBS
), a bank authorised in

Switzerland, is seeking to register
with the SEC as a non-resident security-based swap ( SBS ) dealer ( SBSD ).
1.2

To

register as

an SBSD

with the

SEC, a

non-resident SBSD
1
, such

as UBS,

must attach

an
opinion of counsel

to Form SBSE,

SBSE-A or SBSE-BD

affirming that

the SBSD

can, as a
matter of law:
(a)

provide the

SEC with

prompt access

to the

relevant books

and records

as defined

in
paragraphs 3.3 to 3.5 ( Covered Books and Records
); and

(b)

submit to on-site

inspection and

examination of its

Covered Books and

Records by the
SEC ( On-Site Inspection ).

1.3

SBS transactions involving staff located in Japan will be concluded by staff of

USJ, which is
incorporated in

Japan and

authorised to

engage in

a financial

instrument business

based on
the

registration

as

a

Financial

Instrument

Business

Operator

(the

“
FIBO ”)
2

under

the
Financial Instruments and Exchange

Act (as amended, the

“
FIEA
”). Accordingly,

UBS will
maintain certain Covered Books and Records in USJ.
1

In the case

of a corporation,

an SBSD

will be “non
- resident
” if it

is incorporated

in or has

its principal

place
of business in any place not

in the United States (see

17 Code of Federal Regulations

(
CFR ) § 240.15Fb2-
4(a)(2)). As UBS is incorporated in Switzerland,

UBS fulfils this definition of a “non-resident” SBSD.
2

USJ

is registered

as

a Type
-
I

FIBO,

Type
-
II

FIBO

and Investment

Management Business

Operator (as
defined under Article 28 (1), (2) and (4) of the FIEA).

1.4

You have asked us to

issue an opinion

affirming that USJ

will be able

to provide the

SEC with
prompt

access

to

its

books

and

records

and

submit

to

On-Site

Inspection

by

the

SEC

in
accordance with paragraph
1.2 above.

1.5

This opinion is structured as follows:
(a)

Section
2
:
Summary of opinion
;

(b)

Section
3
:
Scope, assumptions and qualifications
;

(c)

Section
4
:
Revisions to applicable law;

(d)

Section
5
:
Reliance and confidentiality;

(e)

Annex 1
: Opinion; and
(f)

Annex 2
: Assumptions.

1.6

For the purposes of this opinion, the

legal or natural person imparting the

information subject
to

the

duty

of

confidentiality

will

be

the
Rights

Holder
and

the

person

receiving

that
information, in this case USJ, will be the Recipient.

2.

SUMMARY OF OPINION

Subject to the assumptions and qualifications below, it is our opinion that:

2.1

USJ can,

as matter

of applicable

Japanese law, submit

to On-Site

Inspection by

the SEC.

There
is no restriction

on USJ submitting to

On-Site Inspection by

the SEC under Japanese

law. The
remainder

of

this

opinion

focuses

on

USJ’s

ability

to

disclose

information

contained

in
Covered Books and Records to the SEC in

the course of On-Site Inspection in

Japan and the
ability to provide the SEC with prompt access to Covered Books and Records.

2.2

USJ

can,

as

a

matter

of

applicable

Japanese

law,

provide

the

SEC

with

prompt

access

to
Covered Books and Records held by USJ in Japan
3
.

DATA

PROTECTION

2.3

The Act

on the

Protection of

Personal Information

(the “APPI”)

will apply

to USJ’s disclosure
of the information

in Covered

Books and Records

to the SEC

to the extent

that these comprise
or contain Personal Data, which will be defined in 7.2 of Annex 1.

2.4

USJ must

obtain consent

from the

relevant individuals

(i.e. data

subjects) for

provision of

their
Personal

Data

to

the

SEC

unless

such

provision

of

Personal

Data

falls

within

exemptions
given in the APPI.

3

Where a restriction on the

ability to transfer personal data or

to disclose confidential informatio
n applies,
consent from

the

Rights Holder

or

approval by

the

FSA,

validly given

in

accordance with

the

relevant
standard for consent

or approval under

each applicable legal

or regulatory obligation,

would allow for

such
information to

be lawfully transferred

to the SEC

or disclosed

to the SEC

during On-Site

Inspection. Please
note that valid consent and approval is assumed in

Assumptions 3 and 4.

2.5

If USJ obtains consent from the relevant

individual, USJ can provide the Personal

Data to the
SEC without being in breach of the APPI.

JAPANESE LAW

DUTIES OF CONFIDENTIALITY

2.6

If USJ enters into a

contract which includes a confidentiality clause

with other parties such as
their

customers

or

counterparties

to

their

transactions,

the

disclosure

of

information

to

the
SEC would

be a violation

of the

clause unless it

fall within

exemptions stipulated under

the
contracts. Therefore,

USJ may be

contractually liable

for damages

arising from the

disclosure.

2.7

Even if there is no specific contractual provisions

restricting the disclosure of information, it
is generally understood that

financial institutions owe the

duty of confidentiality in relation

to
customer

information

under

Japanese

law.

This

has

been

affirmed

by

a

judgement

by

the
Supreme Court of Japan.

2.8

Disclosure with consent would not amount to a breach of these legal duties.

RELATIONSHIP

WITH REGULATOR

IN JAPAN

2.9

As USJ

is subject

to supervision

of the

Japanese regulatory

authorities (including

the Financial
Services Agency (the

“FSA”) and other

relevant Japanese governmental

organizations, each
a “Japanese regulatory authority”) pursuant to the financial regulatory legislation such as the
FIEA, the

disclosure of

information relevant

to the

communications with

the relevant

Japanese
regulatory authority (or

an entity acting on

its behalf
4
), may be

subject to restrictions and

may
require prior approval from the relevant Japanese regulatory authority.

2.10

In particular,

the result of

on-site inspection conducted

by a Japanese

regulatory authority is
generally considered as

confidential by the

FSA. In practice,

the disclosure of

the result of

on-
site inspection and relevant information is subject to the prior written approval of the FSA.

2.11

If

USJ

discloses

such

confidential

information

to

the

SEC

without

the

FSA’s

approval,

it
might lead to administrative action by the FSA depending on the situation.

This summary opinion is not a substitute for the full expression of our views set out in
Annex 1.

3.

SCOPE, ASSUMPTIONS AND QUALIFICATIONS

3.1

This opinion relates solely

to access provided to

the SEC of Covered

Books and Records

held
by

USJ

in

Japan

and

On-Site

Inspection

of

USJ

by

the

SEC

in

Japan.
This

opinion

applies
equally to

remote access

from the

US to

Covered Books

and Records

held in

Japan.
This opinion
excludes books and records held in the US.

Where matters considered in this opinion are not
governed by

laws applying

to the

entirety of

Japan, this

opinion relates

solely to

matters of
Japanese law.
4

It is

not expected

that the

SEC, when

conducting On
-
Site Inspections, would

be acting

on behalf

of any
Japanese regulatory authority.

3.2

This opinion has

been prepared in

accordance with UBS’s specific

instructions as to

the scope
of the opinion. For this

purpose you have issued us

with guidance from a third

party US law
firm which we have used to inform the scope of our opinion.

3.3

This opinion only covers

access to and

the On-site Inspection

of Covered Books

and Records.

Covered Books and Records include only those books and records which:

(a)

relate to the US business
5

of the non-resident SBSD.
6

These are the records that relate
to an SBS that is either:
(i)

entered into, or offered

to be entered into,

by or on behalf

of the non-resident
SBSD

with

a

“U.S.

Person”

as

defined

in

17

CFR

§

240.3a71-3(a)(4)
7

(
US
Person
) (other

than an

SBS conducted

through a

foreign branch

of such

US
Person
8
); or

(ii)

arranged, negotiated, or

executed by the

personnel of

the non-resident

SBSD
located in a branch in the US ( US branch
) or office or by the personnel of

an
agent of the non-resident SBSD located in a US branch or office;
9

or

(b)

constitute financial records

necessary for the SEC

to assess the

non-resident SBSD’s
compliance with the SEC’s margin and capital requirements, if applicable.
10

3.4

Further to Assumption 1,

this opinion is limited

to those types of records

that are relevant to
prudentially regulated SBSDs, which excludes financial records as noted in paragraph 3.3(b)
above.

For this opinion,

the term “Covered

Books and Records”

extends to these

record types
alone.
3.5

This opinion covers data relating to:
(a)

SBS

transactions

with

US

persons,

insofar

as

this

data

is

held

by

USJ

(e.g.

voice
recordings and

client communications)

(some data

relating to

such transactions

may
5
    As defined in 17 CFR §240.3a71 - 3(a)(8).
6
    Cross -
Border Application

of Certain

[SBS] Requirements,

85 Fed.

Reg. 6270,

6296 (Feb.

4, 2020)

(the
SEC Guidance
).

7

A

“U.S.

person”

means

any

person

that

is

“(i)

a

natural

person

res
ident

in

the

U.S.;

(ii)

a

partnership,
corporation, trust, investment vehicle,

or other legal person

organized, incorporated, or established

under
the laws of the United States or having its principal place of business in the United States; (iii) an account
(whether discretionary or

non-discretionary) of a

U.S. person;

or (iv)

an estate

of a

decedent who

was a
resident of the United States at the time

of death.” 17 CFR § 240.3a71-3(a)(4).
8

A “foreign

branch” means

“any branch

of a

U.S. bank

if: (i)

the br
anch is

located outside

of the

United
States; (ii) the branch operates

for valid business reasons; and

(iii) the branch is engaged

in the business of
banking

and

is

subject

to

substantive banking

regulation in

the

jurisdiction where

located.” (17

CFR

§
240.3a71-3(a)(2)).

An

“SBS

conducted

through

a

foreign

branch”

means

an

SBS

that

is

“arranged,
negotiated, and executed by a U.S. person through

a foreign branch of such U.S. person if: (A) the foreign
branch

is

the

counterparty

to

such

security-based

swap

transaction;

and

(B)

the

security-based

swap
transaction is arranged, negotiated, and executed

on behalf of the foreign branch solely

by persons located
outside the United States.” (17 CFR § 240.3a71-3(a)(3)(i)).
9
    17 CFR § 240.3a71 - 3(a)(8)(i)(B).
10
    The re
quirement set

out in this

paragraph
3.3(b)

does not apply

to USJ because

it is not

subject to the

SEC’s
margin

and

capital

requirements

as

it

is

assumed

that

USJ

has

a

prudential

regulator

–

please

see

the
assumptions set out in
Annex 2

be held by

UBS in other

jurisdictions – access

to and On-Site

Inspection by the SEC
of data that is held in other jurisdictions is not within scope of this opinion); and
(b)

the activities

of the

staff of

USJ pertaining

to SBS

transactions (irrespective

of whether
the transaction is with a US person or a non-US person).
This

opinion

does

not

cover

data

relating

to

SBS

transactions

with

non-US

persons

(even
though these will be concluded

by staff of USJ acting in

the name and for

the account of UBS
as a ‘Related Entity’ of

UBS, we are instructed

that this data is

not relevant for the

purposes
of substituted compliance and so this data is not within scope of this opinion).

3.6

The issues addressed in this opinion apply equally across the different document types which constitute the Covered Books

and Records based

upon the information

actually contained in
each of

the relevant Covered

Books and Records.

We have not examined

any such documents
or records.

3.7

In giving this opinion, we have made the further assumptions set out in Annex 2.

3.8

No opinion is expressed on matters of fact.

3.9

Japanese

legal

concepts

expressed

in

the

English

language

may

not

be

identical

to
corresponding concepts

described by

the equivalent English

terms as

they exist

under the

laws
of other jurisdictions.

4.

REVISIONS TO APPLICABLE LAW

4.1

We

note that

the SEC

rules
11

require a

non-resident SBSD

to re-certify

within 90

days after
any changes in the legal or regulatory framework that would:
(a)

impact

the

ability

of

the SBSD

to

provide

prompt access

to

its

Covered Books

and
Records;

(b)

impact the manner in which it would provide

prompt access to its Covered Books and
Records; or
(c)

impact the ability of the SEC to conduct On-Site Inspections.

4.2

Upon a change in law or regulatory framework of the

nature outlined in paragraph 4.1 above,
the SBSD

is required

to submit

a revised

opinion describing

how, as a

matter of

law, the SBSD
will continue to meet its obligations.

4.3

This opinion

relates solely

to the

laws of

Japan in

force as

at the

date of

this opinion.

We
have

no

obligation

to

notify

any

addressee

of

any

change

in

any

applicable

law

or

its
application after the date of this opinion.

5.

RELIANCE AND CONFIDENTIALITY

5.1

This opinion

is given

for the

sole benefit

of the

addressee.

It may

not be

relied upon

by anyone
else without our prior written consent.
11
    17 CFR § 240.15Fb2 - 4(c)(2).

5.2

This

opinion

is

not

to

be

disclosed

to

any

person

outside

of

UBS

AG’s

group

or

used,
circulated, quoted

or otherwise

referred to

for any

other purpose.

However,

a copy

of this
opinion letter may be disclosed:

(a)

where disclosure

is required

or requested

by any

governmental, banking,

taxation or
other regulatory

authority or

similar body

having jurisdiction

over UBS

AG (including
to the SEC as part of UBS AG’s SBSD registration application) or by the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

(b)

to

UBS

AG’s

affiliates,

and

any

of

their

officers,

directors,

employees,

auditors,
insurers, reinsurers, insurance

brokers and

professional advisors

(in their

capacity as
such).

5.3

Any such

disclosure must

be made

on the

basis that

it is

for information

purposes only,

no
recipient may rely

on this advice,

no client-lawyer relationship

between us and

the recipient
arises following, or as a result of, any such disclosure.

We assume no duty

or liability to any
recipient, and any recipient under paragraph 5.2(b) will be subject to the same restrictions on disclosure as set out above.

5.4

We

assume no obligation to

advise you or any other

person or to make

any investigations as
to any legal developments or

factual matters arising subsequent to the

date hereof that might
affect the opinions expressed herein.

Yours

faithfully,

Anderson Mori & Tomotsune

ANNEX 1
OPINION
1.

INTRODUCTION
1.1

USJ can,

as matter

of applicable

Japanese law, submit

to On-Site

Inspection by

the SEC.

There
is no restriction on USJ submitting to On-Site Inspection by the SEC under Japanese law.

1.2

Pursuant

to

Article

189

of

the

Financial

Instruments

and

Exchange

Act

(the

“FIEA”),

the
Prime Minister

of Japan

may,

upon on

request of

the foreign

financial authority,

cooperate
with the

foreign regulatory

authority if

they find

it appropriate.

In this

regard, the

FSA has
executed memorandum of understandings (the MOU) with other

foreign financial regulatory
authorities including the

SEC
12
, which sets

forth the framework

of information exchange

with
the foreign financial

regulatory authorities.

While the MOU

is not legally

binding, the FSA
may provide the SEC with information in light of the MOU.
13

1.3

For completeness,

if the

SEC’s

actions involve

the exercise

of jurisdictional

authority (e.g.,
on-site

compulsory

criminal

investigation)

in

Japan,

the

SEC

may

need

to

obtain

approval
from the

Japanese government

pursuant to

the international

laws principle,

so as

to respect
Japanese sovereignty under the international laws generally recognized in Japan.

1.4

If the intended action does not involve a mandatory action and is carried out with the consent
of the

relevant parties

(e.g. making

written or

phone inquiries

or investigation

with the

consent
of relevant parties), this would not be regarded as an action involving jurisdictional authority nor an infringement of Japanese sovereignty.

1.5

These international

law issues

are of

potential relevance

only to

the SEC

as a

US governmental
organization,

but would

not restrict

USJ from submitting

to On-Site

Inspection by the

SEC.
The remainder

of this

opinion focuses

on USJ’s

ability to

disclose information

contained in
Covered Books and Records to the SEC in the course of On-Site Inspection and the ability to provide the SEC with prompt access to Covered Books and Records.

1.6

USJ

can,

as

a

matter

of

applicable

Japanese

law,

provide

the

SEC

with

prompt

access

to
Covered Books and Records held by USJ in Japan, as described in Sections 2 to 4 below.
2.

DATA

PROTECTION
2.1

Under the

APPI, “Personal

Data”, as

defined in

the APPI,

encompasses “Personal Information
constituting a Personal Information Database”, and “Personal Information” is in turn defined broadly

as

“information

relating

to

a

living

individual”,

and

includes

among

other

things
information

such

as

“name,

date

of

birth,

or

other

descriptions

etc….

stated,

recorded

or
otherwise

expressed

using

voice,

movement

or

other

methods

in

a

document,

drawing

or
electromagnetic

record

(meaning

a

record

kept

in

an

electromagnetic

form…

whereby

a
specific individual can be identified (including those

which can be readily collated with other
information and thereby identify a specific individual)”.

“Personal Information Database” is
defined, in summary, as a database of Personal Information that enables key word searches.

12
    https://www.fsa.go.jp/news/newse/e20020517 - 1.html

13

In this

regard,

the MOU

between the

FSA and

SEC only

clarifies the

intention of

information exchange
and does not override the regulation in Article

189 of the FIEA.

2.2

The information

contained it

the Covered

Books and

Records Personal

Data would

include
Personal Information

on USJ’s

employees and

individuals who

work for

USJ’s

clients, and
USJ may

be considered

to use

a database

of Personal

Information. As

a result,

USJ will

be
subject

to

the

APPI

as

a

business

operator

using

a

Personal

Information

Database

for

its
business within

the meaning

under Article

2(3)

of the

APPI. Accordingly,

the APPI

would
apply to USJ’s

disclosure of Covered Books

and Records to the

SEC to the extent

that these
comprise or contain Personal Data.

2.3

As a general

rule, a business

operator handling personal

information shall

not, except in

the
following cases, provide Personal Data to a third party without obtaining the prior consent of the relevant individual (i.e. data subject). As the APPI does not provide a specific exemption
for

disclosures

to

a

foreign

regulatory

authority

(including

the

SEC),

such

disclosure

is
generally

subject

to

the

consent

of

the

relevant

individual

unless

it

falls

within

specified
exemptions as described follows:
(a)

Exemptions under Article 23 of the APPI

Article 23

of

the

APPI provides

the

following exemptions

where the

Personal

Data
can be provided to a third party without consent of the relevant individuals:
(i)

Cases where

the provision

of Personal

Data is

based on

laws and

regulations
(which means Japanese laws and regulations);
(ii)

Cases where the

provision of Personal

Data is necessary

for the protection

of
the life, body, or property of an individual and in which it is difficult to obtain the consent of the person;

(iii)

Cases

where

the

pr
ovision

of
Personal

Data

is

especially

necessary

for
improving

public

health

or

promoting

the

sound

growth

of

children

and

in
which it is difficult to obtain the consent of the person; and
(iv)

Cases where the provision

of Personal Data is

necessary for cooperating with
a (Japanese) state

organization, a local government

(in Japan), or

an individual
or a

business operator

entrusted by

one of

the foregoing

in executing

the affairs
prescribed

by

(Japanese)

laws

and

regulations

and

in

which

obtaining

the
consent of the person are likely to impede the execution of the affairs.
(b)

Exemptions under Article 24 of the APPI
Article 24 of the

APPI stipulates the

rules specific to

provision of Personal Data

to a
third party in

a foreign country.

While Article 24 of

the APPI generally prohibits

the
provision of Personal Data to a third party in a foreign country without consent of the relevant individual, it also provides following exemptions:

(i)

The foreign

country which

has established

a personal

information protection
system equivalent

to the

standards in

Japan in

regard to

the protection

of an
individual's

rights and

interests is

not regarded

as

“a foreign

country”

in the
context of Article 24 of

the APPI. As of today, only the countries belonging to
European Union

and

the

United

Kingdom,

but not

the

US are

designated

as
foreign countries that are eligible under this exemption
14
; and
14

Personal Information Protection Commission

Notification No. 1 of 2019

(ii)

A person establishing a system conforming to standards

prescribed by rules of
the

Personal

Information

Protection

Commission

as

necessary

for
continuously

taking

action

equivalent

to

those

that

a

personal

information
handling

business

operator

in

Japan

shall

take

concerning

the

handling

of
Personal Data does

not fall within

“a third party”

in the context

of Article 24
of

the

APPI. While

Article

11-2

of

the

Enforcement

Ordinance of

the

APPI
sets

forth

the

requirement

for

such

system
15
,

whether

such

system

is
established would be determined case by case basis.
2.4

We have assumed, at Assumption 3, that USJ has obtained any necessary prior consent of the
relevant individuals. As such, provision of Personal Data to the SEC is permissible.
3.

JAPANESE LAW

DUTIES OF CONFIDENTIALITY
3.1

Under Japanese

contract

law,

if USJ

enters into

a contract

which includes

a confidentiality
clause with other parties such

as customers or counterparties of

transactions, disclosure to the
SEC would be a

violation of that clause

unless it fall within

exemptions stipulated under the
contracts. Therefore, in such a scenario, USJ may be contractually liable for damages arising from the disclosure.
3.2

Even

if

there

is

no

specific

contractual

restriction,

it

is

generally

understood

that

financial
institutions owe the

duty of confidentiality

in relation to

customer information under

Japanese
law.

In

this

regard,

the

judgement

by

the

Supreme

Court

of

Japan

on

December

11,

2007
stated that

financial institutions

have duties

of confidentiality

in relation

to information

related
to

its

customers,

including

transaction

information

or

credit

information
,
based

on

a
contractual relationship or

business practice and

shall not

disclose such information

without
reasonable reason.

3.3

Where such confidentiality duties are

relevant for the benefit

of USJ’s

customers, disclosure
of confidential

information of

such customers

to the

SEC is

permissible where

the relevant
customers

have

given

prior

consent.

We

have

assumed,

at

Assumption

3,

that

USJ

has
obtained any necessary prior consent of the relevant individuals.

4.

RELATIONSHIP

WITH REGULATOR

IN JAPAN
4.1

As

USJ

is

subject

to

supervision

of

the

Japanese

regulatory

authority

including

the

FSA
pursuant to the

financial regulatory legislation

such as the

FIEA, the disclosure

of information
relevant

to

communications

with

a

Japanese

regulatory

authority

may

require

the

prior
approval of that authority.
4.2

In particular, the results of an

on-site inspection conducted by a

Japanese regulatory authority
are generally

considered to

be confidential

by the

FSA. In

practice, the

disclosure of

the results
15
    Article 11 -
2 of the Enforcement

Ordinance of the

APPI set forth

the requirement for

the system as follows:

(i)

Implementation of

measures

in

accordance

with

the

purport

of

the

APPI

is

ensured

between

a
business

operator

handling

personal

information

and

a

person

who

receives

the

provision

of
personal data in an appropriate and reasonable manner with

regard to the handling of the personal
data by the person who receives the provision.
(ii)

The

person

who

receives

the

provision

of

personal

data

is

accredited

under

the

international
framework pertaining to the handling of personal

information

of an

on-site inspection

and relevant

information is

subject to

prior written

approval to

the
FSA.
16

4.3

If USJ discloses such

confidential information to the

SEC without the FSA’s

approval, it may
negatively

affect

the

relationship

between

the

FSA

and

USJ.

As

the

FSA

has

broad
discretionary supervisory power over USJ, the FSA might take administrative actions against
USJ depending on

the situation surrounding

the disclosure of

such confidential information.
Therefore, the FSA’s

approval may be required

in practice. We have assumed, at Assumption
4, that USJ has obtained any necessary prior approval from the FSA.
16

In this

regard, Item 10

(3) (iii) of

the Guideline

on Secu
rities Monitoring published

by FSA

requires the
financial

institution

which

underwent

the

inspection

to

make

application

to

the

FSA

for

request

to
disclosure the result of the inspection to a third

party.

ANNEX 2
ASSUMPTIONS
This opinion relies on the following assumptions:
1.

UBS

AG,

including

USJ

has

a

“prudential

regulator”

as

defined

by

Section

3

of

the

US
Securities Exchange Act of

1934 (the Securities Exchange

Act).

As such, the Covered

Books
and

Records

considered

in

this

opinion

are

limited

to

what

a

prudentially

regulated

SBSD
must be able to share with the SEC.

2.

Additionally, in accordance with SEC Guidance

at 85 FR 6297, books and records

pertaining
to

SBS

transactions

entered

into

prior

to

the

date

that

USJ

submits

an

application

for
registration are not Covered Books and Records.

3.

USJ has obtained any

necessary prior consent

of the persons (e.g
. , counterparties, employees)
whose information is

or will be

included in Covered

Books and Records

in order to

provide
the SEC with access

to its Covered Books

and Records or to

allow On-Site Inspections, to the
extent, as

considered in

this

opinion, such

consent would

constitute valid

consent and

such
consent has not been withdrawn.

Insofar as Covered Books and Records relate to

employees
of USJ, such employees are “associated persons” of UBS for purposes of 17 CFR § 240.18a-
5(b)(8) who have

agreed to

sharing of their

personal/employment information with

the SEC
in the event of a request for information from the SEC.
4.

Where

information

relevant

to

the

communications

with

a

Japanese

regulatory

authority,
including the result

of an on-site inspection

conducted by a Japanese regulatory

authority,

is
included in Covered

Books and Records, USJ

has received any necessary

prior approval from
such Japanese regulatory authority to disclose such information to the SEC.
5.

The SEC will restrict its information requests for,

and use of, any information pursuant to its
access to Covered Books and Records and On-Site Inspections to only the information that it requires

for

the

legitimate

and

specific

purpose

of

fulfilling

its

regulatory

mandate

and
responsibilities by evaluating

compliance with legal

obligations designed to

ensure the proper
legal

administration
of SEC -
regulated

firm
s
(which

includes

regulating,

administering,
supervising, enforcing and

securing compliance with

the securities or

derivatives laws in

its
jurisdiction) and to prevent and/or enforce against potential illegal behaviour.

6.

We understand

that USJ’s general experience in responding

to information requests from the
SEC (or other

US and non-US

regulators) leads it

to maintain a

belief, which it

considers to
be

reasonable,

that

USJ

can

and

(subject

to

any

changes

in

applicable

law

and

regulation
and/or the approach of relevant regulators) will continue to be able to comply with these data protection principles in the course of making disclosures of the sort required when providing access to Covered Books and Records and submitting to On-Site Inspection.
17

7.

It

is

the

SEC's

practice

to

limit

the

type

and

amount

of

personal

data

it

requests

during
examinations to

targeted requests

based on

risk and

related to

specific clients

and accounts,
and employees.

We understand that this

is in

line with

USJ’s general experience in

responding
to

information

requests

from

the

SEC,

leading

it

to

maintain

a

belief,

which

it

considers
reasonable,

that

this

assumption

is,

and

will

remain,

accurate

(subject

to

any

changes

in
applicable law and regulation and/or the approach of relevant regulators).

18

17

  See the SEC Guidance at 85 FR 6298.
18

See the SEC Guidance at 85 FR 6298

8.

Information, data and

documents received by the

SEC are maintained

in a secure

manner and,
under strict

US laws

of confidentiality, information

about individuals

cannot be

onward shared
save for certain uses publicly disclosed by the SEC, including in an enforcement proceeding, pursuant

to

a

valid

and

non-exempt

US

Freedom

of

Information

Act

(
FOIA
)

request,
19

pursuant to

a lawful

request of

the US

Congress or

a properly

issued subpoena,

or to

other
regulators

who

have

demonstrated

a

need

for

the

information

and

provide

assurances

of
confidentiality.
9.

Any data held

by USJ that

is subject to

a disclosure request

from the SEC,

either by way

of
access or On-Site

Inspection, will

be held by

USJ in

Japan and will

provided directly

to the
SEC by USJ (and not via UBS AG or another entity).
19
    We do not give any views in the opinion to matters of US law, though we understand that information can be made public pursuant to requests under

the US FOIA, and that certain information

is exempt from such
requests, including (among others): (1) a trade secret or

privileged or confidential commercial or financial
information obtained

from a

person; (2)

a personnel,

medical, or

similar file

the release

of which

would
constitute

a

clearly

unwarranted

invasion

of

personal

privacy;

(3)

information

compiled

for

law
enforcement

purposes,

the

release

of

which

(a)

could

reasonably

be

expected

to

interfere

with

law
enforcement proceedings; (b) would deprive a person of a right to a fair trial or an impartial adjudication;
(c)

could

reasonably

be

expected

to

constitute

an

unwarranted

invasion

of

personal

privacy;

(d)

could
reasonably be

expected to

disclose the

identity of

a

confidential source;

(e)

would disclose

techniques,
procedures, or

guidelines for

investigations or

prosecutions; or

(f) could

reasonably be

expected to

endanger
an individual's

life or

physical safety; (4)

contained in

or related

to examination,

operating, or

condition
reports about financial institutions that the

SEC regulates or supervises.